UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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American Superconductor Corporation

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AMERICAN SUPERCONDUCTOR CORPORATION

Two Technology Drive

Westborough, Massachusetts 01581

Notice of Annual Meeting of Stockholders to

be Held on Wednesday, October 1, 2003

The Annual Meeting of Stockholders of American Superconductor Corporation (the “Company”) will be held at the Company’s principal office, Two Technology Drive, Westborough, MA 01581, on Wednesday, October 1, 2003 at 9:00 a.m., local time, to consider and act upon the following matters:

1.	To elect directors for the ensuing year.

2.	To approve an amendment to the Company’s 2000 Employee Stock Purchase Plan, as described in the accompanying Proxy Statement.

3.	To ratify the selection by the Audit Committee of PricewaterhouseCoopers LLP as the Company’s independent auditors for the current fiscal year.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on August 19, 2003 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

By Order of the Board of Directors,

Ross S. Gibson, Secretary

Westborough, Massachusetts

September 8, 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

AMERICAN SUPERCONDUCTOR CORPORATION

Two Technology Drive

Westborough, Massachusetts 01581

Proxy Statement for the Annual Meeting of Stockholders

to be Held on Wednesday, October 1, 2003

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of American Superconductor Corporation (the “Company”) for use at the Annual Meeting of Stockholders to be held on Wednesday, October 1, 2003 (the “Annual Meeting”) and at any adjournment of the Annual Meeting. All executed proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, executed proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

On August 19, 2003, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 21,343,720 shares of Common Stock of the Company (constituting all of the voting stock of the Company). Holders of Common Stock are entitled to one vote per share.

The Company’s Annual Report for the fiscal year ended March 31, 2003 (“fiscal 2003”) is being mailed to stockholders, along with these proxy materials, on or about September 10, 2003.

The text of the Company’s Annual Report on Form 10-K for the year ended March 31, 2003, as filed with the Securities and Exchange Commission (the “SEC”), is included without exhibits in the Company’s Annual Report. Exhibits will be provided upon written request addressed to the Company, Attention: Investor Relations, at no charge.

Votes Required

The holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of directors (Proposal 1). The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required for approval of the amendment to the 2000 Employee Stock Purchase Plan (Proposal 2) and the ratification of the selection by the Audit Committee of PricewaterhouseCoopers LLP as the Company’s independent auditors for the current fiscal year (Proposal 3).

Shares that abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be considered as present and entitled to vote with respect to a particular matter and will have no effect on the voting on such matter. Accordingly, neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the election of directors, which requires a plurality of the Common Stock cast, or (i) the amendment to the 2000 Employee Stock Purchase Plan (Proposal 2) or (ii) the ratification of the selection by the Audit Committee of PricewaterhouseCoopers LLP as the Company’s independent auditors for the current fiscal year (Proposal 3), both of which require an affirmative vote of a majority of the Common Stock present or represented by proxy and voting on the matter.

Beneficial Ownership of Common Stock

The following table sets forth the beneficial ownership of the Company’s Common Stock as of June 30, 2003 by (i) each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director or nominee for director, (iii) each of the executive officers named in the Summary Compensation Table set forth under the caption “Executive Compensation” below (the “Senior Executives”), and (iv) all directors and executive officers as a group as of June 30, 2003:

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percentage of Common Stock Outstanding (3)
Five Percent Stockholders
Dimensional Fund Advisors Inc. (4) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,339,354	6.3%

EDF Capital Investissement, S.A., a subsidiary of Electricité de France S.A. Coeur Défense-Immeuble B1 90 Esplanade du Genéral de Gaulle 92933 Paris La Défense Cedex France	1,150,000	5.4%

Directors or Nominees
Gregory J. Yurek (5)	1,385,437	6.1%
Albert J. Baciocco, Jr. (6)	68,000	*
Frank Borman (7)	43,000	*
Peter O. Crisp (8)	139,603	*
Richard Drouin (9)	95,000	*
Gérard Menjon (10)	66,000	*
Andrew G.C. Sage, II (11)	101,000	*
John B. Vander Sande (12)	182,562	*

Other Senior Executives
Alexis P. Malozemoff (13)	280,250	1.3%
Charles W. Stankiewicz (14)	90,000	*
David Paratore (15)	57,000	*
Eric E. Snitgen (16)	42,000	*
Stanley D. Piekos (17)	26,500	*

All directors and current executive officers as a group as of June 30, 2003 (15 persons) (18)	2,579,602	11.0%

*	Less than 1%.
(1)	The address for all directors and executive officers is c/o American Superconductor Corporation, Two Technology Drive, Westborough, Massachusetts 01581.

(2)	The inclusion of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. In accordance with the rules of the SEC, each stockholder is deemed to beneficially own any shares subject to stock options that are currently exercisable or exercisable within 60 days after June 30, 2003, and any reference below to shares subject to outstanding stock options held by the person in question refers only to such stock options.

(3)	To calculate the percentage of outstanding shares of Common Stock held by each stockholder, the number of shares deemed outstanding includes 21,343,720 shares outstanding as of June 30, 2003, plus any shares subject to outstanding stock options currently exercisable or exercisable within 60 days after June 30, 2003 held by the stockholder in question.

(4)	Information is derived from a Schedule 13G filed with the SEC by Dimensional Fund Advisors Inc. on February 11, 2003.

(5)	Includes 1,227,500 shares subject to outstanding stock options and 25,000 shares subject to certain restrictions on transfer and a repurchase right in favor of the Company. Also includes 14,807 shares held by Dr. Yurek’s wife and children for which Dr. Yurek has disclaimed beneficial ownership.

(6)	Includes 66,000 shares subject to outstanding stock options.

(7)	Includes 40,000 shares subject to outstanding stock options.

(8)	Includes 3,000 shares held by Mr. Crisp’s wife and 86,000 shares subject to outstanding stock options. Mr. Crisp disclaims beneficial ownership of the shares held by his wife.

(9)	Includes 86,000 shares subject to outstanding stock options.

(10)	Comprised of 66,000 shares subject to outstanding stock options.

(11)	Comprised of 35,000 shares owned by a limited partnership of which Mr. Sage is the general partner and 66,000 shares subject to outstanding stock options.

(12)	Includes 86,000 shares subject to outstanding stock options.

(13)	Includes 4,500 shares held in two trusts of which Dr. Malozemoff is the co-trustee, 184,500 shares subject to outstanding stock options and 5,000 shares subject to certain restrictions on transfer and a repurchase right in favor of the Company.

(14)	Comprised of 80,000 shares subject to outstanding stock options and 10,000 shares subject to certain restrictions on transfer and a repurchase right in favor of the Company.

(15)	Comprised of 47,000 shares subject to outstanding stock options and 10,000 shares subject to certain restrictions on transfer and a repurchase right in favor of the Company.

(16)	Comprised of 32,000 shares subject to outstanding stock options and 10,000 shares subject to certain restrictions on transfer and a repurchase right in favor of the Company. In June 2003, Mr. Snitgen transferred from his position as Vice President and General Manager, AMSC Wires Business Unit to Vice President, Sales and Marketing.

(17)	Comprised of (i) 16,500 shares held jointly by Mr. Piekos and his wife and (ii) 10,000 shares held by the Stanley D. Piekos IRA. Mr. Piekos’s employment as Senior Vice President and Chief Financial Officer terminated on March 19, 2003.

(18)	Includes 2,077,000 shares subject to outstanding stock options and 78,000 shares subject to certain restrictions on transfer and a repurchase right in favor of the Company.

ELECTION OF DIRECTORS

(PROPOSAL 1)

The persons named in the enclosed proxy will vote to elect as directors the seven nominees named below, all of whom are presently directors of the Company, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any of them should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors. Each director will be elected to hold office until the next annual meeting of stockholders (subject to the election and qualification of his successor and to his earlier death, resignation or removal).

Nominees and Directors

Set forth below, for each nominee and director, are his name and age, his positions with the Company, his principal occupation and business experience during the past five years, the names of other public companies of which he serves as a director and the year of the commencement of his term as a director of the Company.

The Board of Directors recommends a vote FOR the election of the below-named nominees as directors of the Company.

Gregory J. Yurek, age 56, co-founded the Company in 1987 and has been President since March 1989, Chief Executive Officer since December 1989 and Chairman of the Board of Directors since October 1991. Dr. Yurek also served as Vice President and Chief Technical Officer from August 1988 until March 1989 and as Chief Operating Officer from March 1989 until December 1989. Prior to joining the Company, Dr. Yurek was a Professor of Materials Science and Engineering at MIT for 12 years. Dr. Yurek has been a director of the Company since 1987.

Albert J. Baciocco, Jr., age 72, has been President of The Baciocco Group, Inc., a technical and management consulting practice in strategic planning, technology investment and implementation, since 1987. Preceding this, he served in the U.S. Navy for 34 years, principally within the nuclear submarine force and directing the Department of the Navy research and technology development enterprise, achieving the rank of Vice Admiral. Admiral Baciocco serves on several boards and committees of government, industry and academe. During the past 16 years, he has served as a director of several public corporations and currently serves as a director of several private companies. He is also a trustee of the South Carolina Research Authority, a director of the University of South Carolina Research Foundation and a director and Vice Chair of the Foundation for Research Development of the Medical University of South Carolina. Admiral Baciocco has been a director of the Company since April 1997.

Peter O. Crisp, age 71, has been Vice Chairman of Rockefeller Financial Services, Inc. since December 1997. From 1969 to 1997, he was a General Partner of Venrock Associates, a venture capital firm based in New York. Mr. Crisp is also a director of Thermo Electron Corporation and United States Trust Company, as well as other private companies. Mr. Crisp has been a director of the Company since 1987.

Richard Drouin, age 71, is counsel at McCarthy Tétrault, a Canadian law firm, since 2001 and was a partner from December 1995 to 2001. Mr. Drouin was the Chairman and Chief Executive Officer of Hydro-Quebec, a public electric utility based in Canada, from April 1988 to September 1995. Mr. Drouin is Chairman of the Board of Directors of Abitibi Consolidated, the world’s largest newsprint manufacturer, and a director of Stelco Inc. and Nstein Technologies. He is also Chairman of the Board of Trustees of the North American Electric Reliability Council. Mr. Drouin has been a director of the Company since February 1996.

Gérard Menjon, age 55, has been Executive Vice President, Development for Electricité de France (EDF), a French public electric utility, since March 2003. Mr. Menjon was an ERP project leader for EDF from February 2002 to March 2003, Executive Vice President and Head of the Research and Development Division of EDF from December 1994 to 2002 and was Senior Vice President, Business Development, of EDF from February 1992 to November 1994. Since May 2003, Mr. Menjon has also served as a director and Chairman of the Board of EDF Capital Investissement, S.A., a subsidiary of EDF. Mr. Menjon has been a director of the Company since April 1997.

Andrew G.C. Sage, II, age 77, has been President of Sage Capital Corporation since 1974. Immediately prior to that time, he served as President of the investment banking firm of Lehman Brothers. Presently, Mr. Sage is Chairman of Robertson Ceco Corporation, a prefabricated metal buildings company, and a director of Tom’s Foods, Inc. Throughout his career, Mr. Sage has served in board and executive positions for numerous public companies. Mr. Sage has been a director of the Company since April 1997.

John B. Vander Sande, age 59, co-founded the Company. He has been a professor at MIT specializing in the microstructure of materials since 1971 and was Associate Dean and Acting Dean of Engineering at MIT from 1992 to 1999. He was the Executive Director of the University of Cambridge MIT Institute from 1999 to January 2003. Dr. Vander Sande has been a director of the Company since 1990.

Frank Borman, age 75, is not standing for re-election. He has been President of Patlex Corporation (Patlex), a company engaged in enforcing and exploiting laser-related patents, since 1988. He also served as Chief Executive Officer and a director of Patlex from September 1995 until August 1996, as Chairman and Chief Executive Officer of Patlex from 1988 to December 1992, and as Chairman of AutoFinance Group, Inc. (AFG) from December 1992 to September 1995, during which period Patlex was a subsidiary of AFG. Mr. Borman served as Vice Chairman of the Board of Directors of Texas Air Corporation from 1986 to 1991. From 1969 to 1986, he served in various capacities for Eastern Airlines, including President, Chief Executive Officer and Chairman of the Board of Directors. Mr. Borman served in the United States Air Force from 1950 to 1970 and was commander of Apollo 8 in 1968. Mr. Borman has been a director of the Company since 1992.

Board and Committee Meetings

The Board of Directors met nine times during fiscal 2003. Each director attended at least 75% of the total number of Board meetings held during fiscal 2003 while he was a director and the number of meetings held by all committees on which he then served during fiscal 2003 with the exception of Clayton Christensen. Mr. Christensen, who resigned from the Board on October 31, 2002, attended 71% of the Board meetings that occurred during fiscal 2003 while he was a director.

The Company has a standing Audit Committee of the Board of Directors, which is responsible for the appointment, compensation and oversight of the Company’s independent auditors, establishes and monitors policy relative to permitted non-audit services provided by the independent auditors, and facilitates open communication among the Audit Committee, the Board of Directors, the independent auditors and management. The independent auditors meet with the Audit Committee (both with and without management being present) to review and discuss various matters pertaining to the audit, including the Company’s financial statements, the report of independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company. The Audit Committee met eight times during fiscal 2003. The current Audit Committee members are Dr. Vander Sande (Chairman), Admiral Baciocco and Mr. Sage. Each of the members of the Audit Committee is considered “independent” within the meaning of the applicable rules of the National Association of Securities Dealers. During fiscal 2003, Mr. Menjon was also a member of the Audit Committee; however, he resigned from this position in June 2003.

The Company has a standing Compensation Committee of the Board of Directors, which makes compensation decisions regarding the officers of the Company, provides recommendations to the Board regarding compensation programs of the Company and administers and authorizes stock option grants under the 1993 Stock Option Plan, the 1996 Stock Incentive Plan, and the 1997 Director Plan. The Compensation Committee met four times during fiscal 2003. The current members of the Compensation Committee are Mr. Crisp (Chairman), Mr. Drouin and Dr. Vander Sande.

The Company also has a standing Nominating Committee of the Board of Directors, which oversees all matters relating to the recruitment and retention of members of the Board of Directors, including nominating persons to serve as members of the Board of Directors and recommending directors to serve on various Board committees. The Nominating Committee considers for nomination to the Board of Directors candidates suggested by the stockholders, provided that such recommendations are delivered to Ross S. Gibson, the Secretary of the Company, with an appropriate biographical summary, no later than the deadline for submission of stockholder proposals. The Nominating Committee met three times during fiscal 2003. The current members of the Nominating Committee are Mr. Drouin (Chairman) and Admiral Baciocco.

Directors of the Company who are not employees of the Company or any subsidiary (“Outside Directors”) receive $4,000 per quarter as compensation for their services as directors pursuant to a director compensation plan implemented as of July 1, 1997. In fiscal 2003, each Outside Director received $16,000 under this compensation plan except Mr. Christensen, who was paid $9,333. In addition, each member of a committee of the Board of Directors received up to $1,000 for his attendance at a committee meeting. In fiscal 2003, each member of the Compensation Committee earned $2,000 for his services on such committee, each member of the Nominating Committee earned $1,500 for his services on such committee, except Mr. Borman and Mr. Christensen who earned $500 each, and each member of the Audit Committee earned $4,500 for his services on such committee, except Mr. Sage who earned $3,500. In addition, Mr. Crisp was paid $3,000, Mr. Sage was paid $2,500 and Mr. Drouin was paid $2,000 for their services on an ad hoc finance committee of the Board of Directors.

Pursuant to the 1997 Director Plan as amended, Outside Directors are granted options on the following terms: (i) each Outside Director of the Company who is initially elected to the Board of Directors after September 5, 1997 is granted an option to purchase 20,000 shares of Common Stock upon his or her initial election to the Board of Directors, and (ii) each Outside Director is granted an option to purchase 10,000 shares of Common Stock of the Company three days following each Annual Meeting of the Stockholders of the Company, provided that such Outside Director has served as a director of the Company for at least one year. Each option granted under the 1997 Director Plan has an exercise price equal to the fair market value of the Common Stock on the date of grant. Options granted under the 1997 Director Plan upon an Outside Director’s election to the Board become exercisable in equal annual installments over a two-year period. Notwithstanding such vesting schedule, such options become exercisable in full in the event of an acquisition of the Company. Options granted to continuing Outside Directors following Annual Meetings of Stockholders are immediately exercisable in full. The term of each option granted under the 1997 Director Plan is ten years, provided that, in general, an option may be exercised only while the director continues to serve as a director of the Company or within 60 days thereafter. Admiral Baciocco, Messrs. Crisp, Drouin, Menjon, Borman, Christensen, Sage and Dr. Vander Sande were each granted an option to purchase 10,000 shares of Common Stock under the 1997 Director Plan in fiscal 2003.

Compensation Committee Interlocks and Insider Participation

Messrs. Crisp and Drouin and Dr. Vander Sande served as members of the Company’s Compensation Committee during fiscal 2003. None of the Company’s executive officers serves as a director or a member of the compensation committee (or other committee serving an equal function) of any other entity whose executive officers serve as a director of or member of the Compensation Committee of the Company.

Executive Compensation

Summary Compensation

The following table sets forth certain information concerning the compensation for each of the last three fiscal years of (i) the Company’s Chief Executive Officer, (ii) the Company’s four other most highly compensated executive officers for fiscal 2003 who were serving as executive officers on March 31, 2003 and (iii) one other person who served as an executive officer of the Company during fiscal 2003 and was among the most highly compensated executive officers but was no longer serving as an executive officer of the Company as of March 31, 2003 (the “Senior Executives”).

SUMMARY COMPENSATION TABLE

	Annual Compensation (1)			Long-Term Compensation
				Awards
Name and Principal Position	Fiscal Year	Salary	Bonus	Restricted Stock Awards ($)(2)	Number of Shares Underlying Options (#)	All Other Compensation
Gregory J. Yurek	2003	$365,750	$—	—	50,000	$3,175	(3)
President and Chief Executive	2002	365,750	—	—	50,000	2,840	(3)
Officer	2001	350,000	122,500	—	1,000,000	2,560	(3)

Alexis P. Malozemoff	2003	198,884	—	—	30,000	—
Executive Vice President and	2002	198,884	—	—	15,000	—
Chief Technical Officer	2001	190,320	20,625	—	20,000	—

Charles Stankiewicz	2003	173,056	—	$39,000	20,000	—
Vice President and General	2002	173,056	—	—	5,000	—
Manager, Power Electronic Systems Business Unit	2001	166,400	17,187	—	15,000	—

David Paratore	2003	170,000	—	$78,000	—	—
Senior Vice President and	2002	164,123	—	—	80,000	—
General Manager, AMSC Wires Business Unit	2001	49,038	35,000	—	75,000	—

Eric Snitgen (4)	2003	165,000	—	$78,000	—	—
Vice President, Sales and	2002	152,531	—	—	55,000	—
Marketing	2001	54,808	34,854	—	50,000	—

Stanley D. Piekos (5)	2003	213,598	—	—	30,000	—
Former Senior Vice President,	2002	213,598	—	—	15,000	—
Corporate Development and Chief Financial Officer	2001	204,400	25,895	—	30,000	—

(1)	In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary of the Senior Executive.

(2)	Represents the difference between the closing price of the Common Stock on the NASDAQ National Market on the date of grant and the per share purchase price, multiplied by the number of shares awarded.

(3)	Represents insurance premiums paid by the Company for a term life insurance policy on Dr. Yurek. Dr. Yurek’s wife is the beneficiary of this insurance policy.

(4)	In June 2003, Mr. Snitgen transferred from his position as Vice President and General Manager, AMSC Wires Business Unit to Vice President, Sales and Marketing.

(5)	Mr. Piekos resigned as Senior Vice President, Corporate Development and Chief Financial Officer on March 19, 2003.

Option Grants

The following table sets forth certain information concerning the stock options granted by the Company during fiscal 2003 to each of the Senior Executives.

OPTIONS GRANTED IN LAST FISCAL YEAR

	Individual Grants
Executive Officer	Number of Shares Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share (1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
					5%	10%
Gregory J. Yurek	50,000	12.10%	$7.81	4/23/2012	$245,583	$622,356
Alexis P. Malozemoff	30,000	7.26%	$7.81	4/23/2012	$147,350	$373,414
Charles Stankiewicz	20,000	4.84%	$7.81	4/23/2012	$98,233	$248,943
David Paratore	—	—	—	—	—	—
Eric Snitgen	—	—	—	—	—	—
Stanley D. Piekos	30,000	7.26%	$7.81	4/23/2012	$147,350	$373,414

(1)	The exercise price per share of each option was equal to the fair market value per share of Common Stock on the date of grant. Options become exercisable over a five-year period and generally terminate 60 days following termination of the Senior Executive’s employment with the Company or ten years following the grant date, whichever occurs earlier. Stock options granted by the Company pursuant to incentive stock option agreements become immediately exercisable in full upon a change in control, as defined in such agreements.

(2)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercises of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock, the optionholder’s continued employment through the option period, and the date on which the options are exercised.

Option Exercises and Holdings

The following table sets forth certain information concerning each exercise of a stock option during fiscal 2003 by the Senior Executives and the number and value of unexercised options held by each of the Senior Executives on March 31, 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

	Number of Shares Acquired on Exercise	Value Realized (1)	Number of Shares of Common Stock Underlying Unexercised Options at Fiscal Year-End	Value of Unexercised in-the- Money Options at Fiscal Year-End (2)
Executive Officer			Exercisable/Unexercisable	Exercisable/Unexercisable
Gregory J. Yurek	—	$0	952,500 / 775,000	—
Alexis P. Malozemoff	—	$0	163,300 / 67,200	—
Charles Stankiewicz	—	$0	56,000 / 55,000	—
David Paratore	—	$0	46,000 / 109,000	—
Eric Snitgen	—	$0	31,000 / 74,000	—
Stanley D. Piekos	—	$0	133,000 / 0	—

(1)	Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.

(2)	Based on the fair market value of the Common Stock on March 31, 2003, the last trading day on the NASDAQ National Market during fiscal 2003 ($3.60 per share), less the option exercise price, multiplied by the number of shares underlying the options.

Employment Agreements with Senior Executives

Dr. Yurek and Dr. Malozemoff are each party to an employment agreement with the Company. The term of each agreement commenced on December 4, 1991 and continues until terminated as follows: by the employee, at any time upon at least 90 days prior notice; by the Company for cause (as defined in the employment agreement); by the Company without cause (in which case, for a 12-month period following the date of termination, the employee shall continue to receive his salary and other benefits and his stock options shall continue to vest); or as a result of the death or disability of the employee (in which case his stock options shall become immediately exercisable for the number of additional shares as to which they would have become exercisable if his employment had continued for an additional 12 months). Under the terms of each employment agreement, the employee agrees that, among other things, he will not engage in a business competitive with that of the Company until one year after the later of the termination of his employment with the Company or the expiration of the one-year period during which his compensation and benefits continue in the event of an employment termination without cause. The Company has the right to extend the period for which these restrictions remain in effect for an additional one-year period by continuing the employee’s salary and benefits for this additional period.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company is not aware that any of its officers, directors or holders of 10% or more of the Company’s Common Stock failed to comply in a timely manner during fiscal 2003 with Section 16(a) filing requirements.

Equity Compensation Plan Information

The following table provides information about the shares authorized for issuance under the Company’s equity compensation plans as of March 31, 2003.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	4,542,415	(1)	$17.54	1,407,310	(2)
Equity compensation plans not approved by security holders	127,500	(3)	$25.82	47,500

Total	4,669,915		$17.77	1,454,810

(1)	Excludes shares issuable under the Company’s 2000 Employee Stock Purchase Plan in connection with the current offering period which ends on September 30, 2003. Such shares are included in column (c).

(2)	In addition to being available for future issuance upon exercise of options that may be granted after March 31, 2003, the 1,076,075 shares available for issuance under the Company’s 1993 Stock Incentive Plan and 1996 Stock Incentive Plan may instead be issued in the form of restricted stock, unrestricted stock, stock appreciation rights, performance shares or other equity-based awards.

(3)	Represents 127,500 shares subject to outstanding non-qualified stock options granted to the former employees of Integrated Electronics, LLC (“IE”) in connection with the Company’s purchase of substantially all the assets of IE in June 2000.

The Company granted non-qualified stock options to the former employees of IE in June 2000. Options exercisable for a total of 127,500 shares of Common Stock (out of a total of 175,000 authorized by the Board of Directors) are currently outstanding at an average exercise price of $25.82 per share. The options become exercisable in five equal annual installments and expire 10 years from the date of grant or three months after the termination of the optionee’s employment.

COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

This report addresses the compensation policies of the Company applicable to its officers during fiscal 2003. The Company’s executive compensation program is administered by the Compensation Committee of the Board of Directors (the “Committee”), which is comprised of three non-employee directors. The Committee is responsible for determining the compensation package of each executive officer, including the Chief Executive Officer. In fiscal 2003, the Board of Directors did not modify in any material way or reject any action or recommendation of the Committee with respect to executive officer compensation.

The objectives of the Committee in determining executive compensation are (i) to recognize and reward exceptional performance by the Company’s executives, (ii) to provide incentives for high levels of current and future performance, and (iii) to align the objectives and rewards of Company executives with those of the stockholders of the Company. The Committee believes that an executive compensation program that achieves these objectives will not only properly motivate and compensate the Company’s current officers, including the Chief Executive Officer, but will enable the Company to attract other officers that may be needed by the Company in the future.

The executive compensation program is implemented through three principal elements — base salary, an annual incentive plan based on team and individual contributions to corporate success and stock option grants.

In establishing the salary of officers, including the Chief Executive Officer, the Committee considers the individual performance of the officer, the performance of the Company as a whole, the nature of the individual’s responsibilities, historic salary levels of the individual, and the median level of cash compensation paid to officers in comparable positions at other companies whose business and/or financial position is similar to that of the Company. For purposes of this comparison, the Committee considers the executive compensation of a range of public technology-oriented companies whose business, stage of development, financial position and/or recent financial performance are similar to that of the Company, as well as the companies included in the Peer Index in the Stock Performance Graph.

The Committee has determined that the salaries paid to the Company’s officers, including the Chief Executive Officer, are appropriately positioned relative to the median cash compensation levels for executives with comparable responsibilities in similar firms and the contributions of the individuals to the success of the firm.

Beginning in 1996, the Committee implemented an annual incentive compensation plan for all officers, including the Chief Executive Officer. Awards under the plan reflect team and individual contributions to the achievement of predetermined Company objectives, including financial objectives, product development objectives, and marketing and business development objectives. The Committee believes it is appropriate for officers to have a portion of their annual cash compensation dependent upon performance in that year, and the Committee may consider increasing the “at risk” portion of executive compensation over time. However, in an effort to preserve cash, the Company’s executive officers, including the Chief Executive Officer, will not receive their incentive compensation payments for fiscal 2003, which payments would have been made in fiscal 2004.

The Committee uses stock options as a significant element of the compensation package of the officers, including the Chief Executive Officer, because they provide an incentive to executives to maximize stockholder value, because they reward the officers only to the extent that stockholders also benefit, and because the vesting of the options (the options generally become exercisable in installments over a five-year period) serves as a means of retaining these officers. In granting stock options to certain officers, the Committee considers a number of factors including the performance of the officer, the responsibilities of the officer, the officer’s current stock or option holdings, and the median levels of long term incentives paid to officers with comparable responsibilities in similar companies, including the companies included in the Peer Index in the Stock Performance Graph. It has been the practice of the Committee to fix the exercise price of options granted at 100% of the fair market value of the Common Stock on the date of grant.

The Board of Directors recognizes that it is essential for officers of the Company to establish and maintain an ownership position in the Company. In order to ensure that this expectation is met, the Board of Directors has established guidelines relating to stock ownership and disposition for all officers under which an officer is strongly encouraged to establish and maintain ownership of shares in an amount directly proportional to the number of shares exercised. The Committee considers each officer’s compliance with these guidelines in the establishment of ongoing option grants. All officers, including the Chief Executive Officer, are in compliance with this policy.

In evaluating corporate and individual performance for the purposes of determining salary levels, awarding bonuses and granting stock options, the Committee considers the progress and success of the Company with respect to matters such as product development, strategic alliances, and enhancement of the Company’s patent and licensing position, as well as changes in scope of responsibility for specific individuals.

The Committee also takes into account, to the extent it believes appropriate, the limitations on the deductibility of executive compensation imposed by Section 162(m) of the Internal Revenue Code in determining compensation levels and practices.

THE COMPENSATION COMMITTEE

Peter O. Crisp, Chairman

Richard Drouin

John B. Vander Sande

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board of Directors. The current charter is attached as Appendix A to this Proxy Statement.

The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended March 31, 2003 and discussed these financial statements with the Company’s management. Management is responsible for the Company’s internal controls and the financial reporting process, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles (“GAAP”). The Company’s independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with GAAP and issue a report on those financial statements. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company’s management, internal accounting, financial and auditing personnel, and the independent auditors, the following:

•	the plan for, and the independent auditors’ report on, each audit of the Company’s financial statements;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the SEC or sent to shareholders;

•	changes in the Company’s accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting, financial and auditing personnel.

Management represented to the Audit Committee that the Company’s financial statements had been prepared in accordance with GAAP.

The Audit Committee also discussed with PricewaterhouseCoopers LLP, the Company’s independent auditors, the Company’s audited financial statements and the matters required to be discussed by applicable accounting standards and Audit Committee rules, including the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees).

The Company’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors’ provision of certain non-audit services to the Company is compatible with maintaining such auditors’ independence.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003.

THE AUDIT COMMITTEE

John Vander Sande, Chairman

Albert J. Baciocco, Jr.

Gérard Menjon*

Andrew G.C. Sage, II

*No longer a member of the Audit Committee

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the Common Stock of the Company from March 31, 1998 to March 31, 2003 (the end of fiscal 2003) with the cumulative total return of (i) the CRSP Total Return Index for the NASDAQ Stock Market (U.S. Companies) (the “NASDAQ Index”), and (ii) an index of eight companies engaged in a line of business similar to the Company’s (the “Peer Index”). The Peer Index is comprised of AstroPower, Inc., Ballard Power Systems, Inc., Energy Conversion Devices, Inc., FuelCell Energy, Inc. (formerly Energy Research Corporation), Intermagnetics General Corporation, Maxwell Technologies, Plug Power Inc. and SatCon Technology Corporation. This graph assumes the investment of $100.00 on March 31, 1998 in the Company’s Common Stock, the Peer Index and the NASDAQ Index, and assumes any dividends are reinvested. Measurement points are March 31, 1999, March 31, 2000, March 30, 2001, March 29, 2002 and March 31, 2003 (the last trading day of the Company’s last five fiscal year ends).

	March 1998	March 1999	March 2000	March 2001	March 2002	March 2003
American Superconductor Corporation	$100	$65.77	$320.72	$115.77	$54.41	$25.95
NASDAQ Index	$100	$135.08	$250.89	$100.60	$101.32	$74.38
Peer Index	$100	$78.71	$212.85	$100.00	$79.65	$27.55

APPROVAL OF AMENDMENT TO THE

2000 EMPLOYEE STOCK PURCHASE PLAN

(PROPOSAL 2)

The Board of Directors of the Company believes that the opportunity for non-executive employees to purchase Common Stock under the Company’s 2000 Employee Stock Purchase Plan (the “2000 Purchase Plan”) has been, and will continue to be, important to encourage the employees’ continued services.

Accordingly, on August 27, 2003, the Board of Directors voted, subject to stockholder approval, to amend the 2000 Purchase Plan to increase the number of shares issuable under the 2000 Purchase Plan from 250,000 to 500,000.

The Board of Directors of the Company believes that this amendment to the 2000 Purchase Plan is in the best interests of the Company and its stockholders and recommends a vote FOR this proposal.

The 2000 Purchase Plan is summarized below. This summary is qualified in its entirety by reference to the full text of the 2000 Purchase Plan, a copy of which (as proposed to be amended) is attached as Appendix B to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s website at www.sec.gov. In addition, a copy of the 2000 Purchase Plan may be obtained from the Secretary of the Company.

Summary of the 2000 Employee Stock Purchase Plan

The Company’s 2000 Purchase Plan authorizes the issuance of up to 250,000 shares of Common Stock to participating employees. The amendment would increase this number to 500,000 shares of Common Stock.

All employees of the Company (other than executive officers) and of participating subsidiaries whose customary employment is for more than 20 hours per week and for more than five months in any calendar year and who are employed on the first day of a designated payroll deduction offering period are eligible to participate in an offering under the 2000 Purchase Plan. However, employees who would immediately after participating in an offering own 5% or more of the total combined voting power or value of the Company’s Common Stock are not eligible to participate in the 2000 Purchase Plan. As of August 31, 2003, 248 of the Company’s employees were eligible to participate in the 2000 Purchase Plan.

The 2000 Purchase Plan is implemented through a series of six-month offering periods. The first offering commenced on October 1, 2000. To participate in an offering under the 2000 Purchase Plan, an employee must authorize the Company to deduct any whole percentage from 1% to 10% of his or her base pay during the offering period. At the end of each offering period, the accumulated payroll deductions of each participating employee is used to purchase shares of Common Stock at the purchase price for that offering period. The purchase price of the shares in each offering period is 85% of the closing price per share of the Common Stock on the NASDAQ National Market on either the first day or last day of the offering period, whichever is lower.

Because participation in the 2000 Purchase Plan is voluntary, the Company cannot determine the number of shares of Common Stock to be purchased in the future by non-executive employees as a group. However, since the 2000 Purchase Plan has been in effect, the Company has issued an average of 41,879 shares per offering period under the 2000 Purchase Plan. Executive officers and directors cannot participate in the 2000 Purchase Plan.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the 2000 Purchase Plan and with respect to the sale of Common Stock acquired under the 2000 Purchase Plan. This summary is based on the tax laws in effect as of the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants. A participant will not have income upon enrolling in the 2000 Purchase Plan or upon purchasing stock at the end of an offering.

A participant may have both compensation income and capital gain income if the participant sells stock that was acquired under the 2000 Purchase Plan at a profit (if sales proceeds exceed the purchase price). The amount of each type of income will depend on when the participant sells the stock. If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock, then the participant will have compensation income equal to the lesser of:

•	15% of the value of the stock on the day the offering commenced; and

•	the participant’s profit.

Any excess profit will be long-term capital gain.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. If the participant’s profit exceeds the compensation income, then the excess profit will be a capital gain. If the participant’s profit is less than the compensation income, the participant will have a capital loss equal to the value of the stock on the day he or she purchased the stock less the sales proceeds. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

If the participant sells the stock at a loss (if sales proceeds are less than the purchase price), then the loss will be a long-term capital loss. This capital loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company. There will be no tax consequences to the Company except that it will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

(PROPOSAL 3)

The Audit Committee has selected the firm of PricewaterhouseCoopers LLP as the Company’s independent auditors for the current fiscal year. PricewaterhouseCoopers LLP or its predecessor company, Coopers & Lybrand LLP, has served as the Company’s independent auditors since the Company’s inception. Although stockholder approval of the Audit Committee’s selection of PricewaterhouseCoopers LLP is not required by law, the Audit Committee believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its selection of PricewaterhouseCoopers LLP.

The Board of Directors recommends a vote FOR ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the current fiscal year.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Audit Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s financial statements for the fiscal year ended March 31, 2003 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for fiscal 2003 were $121,000.

Income Tax Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered to the Company relating to income tax matters for fiscal 2003 were $43,425.

Financial Information Systems Design and Implementation Fees

PricewaterhouseCoopers LLP did not bill the Company for any professional services rendered to the Company and its affiliates for fiscal 2003 in connection with financial information systems design or implementation, the operation of the Company’s information system or the management of its local area network.

All Other Fees

PricewaterhouseCoopers LLP did not bill the Company for any services rendered to the Company, other than the services described above under “Audit Fees” and “Income Tax Fees,” for fiscal 2003.

OTHER MATTERS

The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

Proposals of stockholders intended to be presented at the 2004 Annual Meeting of Stockholders must be received by the Company at its principal office in Westborough, Massachusetts not later than May 13, 2004 for inclusion in the proxy statement for that meeting; provided that if the 2004 Annual Meeting is more than 30 days from the date of the 2003 Annual Meeting, such proposals must be received a reasonable time before the Company begins to print and mail the Proxy Statement for the 2004 Annual Meeting.

Stockholders who wish to make a proposal at the 2004 Annual Meeting — other than one that will be included in the Company’s proxy materials — should notify the Company no later than July 27, 2004; provided that if the 2004 Annual Meeting is more than 30 days from the date of the 2003 Annual Meeting, such notice must be received a reasonable time before the Company begins to print and mail the Proxy Statement for the 2004 Annual Meeting. If a stockholder who wishes to present a proposal fails to notify the Company by this date, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

Important Notice Regarding Delivery of Securityholder Documents

The Company has adopted the cost saving practice of “householding” proxy statements and annual reports. Some banks, brokers and other nominee record holders are also “householding” proxy statements and annual reports for their customers. This means that only one copy of the Company’s Proxy Statement or annual report may have been sent to multiple shareholders in your household unless the Company has received instructions otherwise. The Company will promptly deliver a separate copy of either document to you if you write to or call the Company at the following address or phone number: Investor Relations, American Superconductor Corporation, Two Technology Drive, Westborough, Massachusetts 01581, (508) 836-4200. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address and phone number.

By Order of the Board of Directors,

Ross S. Gibson, Secretary

September 8, 2003

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN IF THEY HAVE SENT IN THEIR PROXIES.

APPENDIX A

AMERICAN SUPERCONDUCTOR CORPORATION

AUDIT COMMITTEE CHARTER

A.	Purpose

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s internal audit function and independent auditors.

B.	Structure and Membership

1.	Number. The Audit Committee shall consist of at least three members of the Board of Directors.

2.	Independence. Except as otherwise permitted by the applicable rules of The Nasdaq Stock Market and Section 301 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder), each member of the Audit Committee shall be “independent” as defined by such rules and Act.

3.	Financial Literacy. Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4.	Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5.	Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive any consulting, advisory or other compensatory fee from the Company other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

6.	Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.	Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors

1.	Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2.	Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3.	Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

4.	Pre-approval of Services. The Audit Committee shall preapprove all services (audit and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

5.	Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

•	critical accounting policies and practices;

•	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.

Review of Audited Financial Statements

6.	Discussion of Audited Financial Statements. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

7.	Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

8.	Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

9.	Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by Statement on Auditing Standards Nos. 61, 71 and 90. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

Controls and Procedures

10.	Oversight. The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal accounting controls for financial reporting, the Company’s disclosure controls and procedures and the Company’s code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder) and Rule 13a-14 of the Exchange Act.

11.	Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

12.	Related-Party Transactions. The Audit Committee shall review all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee.

13.	Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.    Procedures and Administration

1.	Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company management and (iii) the Company’s internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2.	Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3.	Reports to Board. The Audit Committee shall report regularly to the Board of Directors.

4.	Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

5.	Independent Advisors. The Audit Committee shall have the authority, without further action by the Board of Directors, to engage and determine funding for such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6.	Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

Approved by the Board of Directors on June 3, 2003.

APPENDIX B

AMERICAN SUPERCONDUCTOR CORPORATION

2000 EMPLOYEE STOCK PURCHASE PLAN

The purpose of this Plan is to provide eligible employees of American Superconductor Corporation (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $.01 par value (the “Common Stock”), commencing on October 1, 2000. Two hundred fifty thousand (250,000) shares of Common Stock in the aggregate have been approved for this purpose. This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, and shall be interpreted consistent therewith.

1.    Administration.    The Plan will be administered by the Company’s Board of Directors (the “Board”) or by a Committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

2.    Eligibility.    All employees of the Company and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

(a)    they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year;

(b)    they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below); and

(c)    they are not executive officers that are “highly compensated employees” as defined in Section 414(q)(D) of the Code.

No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

3.    Offerings.    The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Offerings will begin each October 1 and April 1, or the first business day thereafter (the “Offering Commencement Dates”). Each Offering Commencement Date will begin a six month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan

Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings. The maximum number of shares available for issuance under this Plan in any one Plan Period shall be 50,000.

4.    Participation.    An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee’s appropriate payroll office at least 15 days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his or her deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee’s Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

5.    Deductions.    The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction of any whole percentage up to a maximum of 10% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. The minimum payroll deduction is such percentage of compensation as may be established from time to time by the Board or the Committee.

No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

6.    Deduction Changes.    An employee may decrease or discontinue his payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

7.    Interest.    Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

8.    Withdrawal of Funds.    An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

9.    Purchase of Shares.    On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”), at the Option Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by multiplying $2,083 by the number of full months in the Offering Period and dividing the result by the closing price (as defined below) on the Offering Commencement Date of such Plan Period.

The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or (ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee.

10.    Issuance of Certificates.    Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

11.    Rights on Retirement, Death or Termination of Employment.    In the event of a participating employee’s termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

12.    Optionees Not Stockholders.    Neither the granting of an Option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him or her.

13.    Rights Not Transferable.    Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14.    Application of Funds.    All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15.    Adjustment in Case of Changes Affecting Common Stock.    In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

16.    Merger.    If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation (“Continuity of Control”), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board or the Committee shall take such steps in connection with such merger or consolidation as the Board or the Committee shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his or her account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

17.  Amendment of the Plan.    The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

18.    Insufficient Shares.    In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

19.    Termination of the Plan.    This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

20.    Governmental Regulations.    The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

21.    Governing Law.    The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

22.    Issuance of Shares.    Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

23.    Notification upon Sale of Shares.    Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

24.    Effective Date and Approval of Shareholders.    The Plan shall take effect on October 1, 2000 subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Adopted by the Board of Directors on May 2, 2000

Approved by the Stockholders on July 28, 2000

Amendment No. 1 Approved by the Stockholders

on                     .

AMERICAN SUPERCONDUCTOR CORPORATION

Amendment No. 1

to

2000 Employee Stock Purchase Plan

1.	The 2000 Employee Stock Purchase Plan (the “Plan”), is hereby further amended to delete the first paragraph thereof and replace such paragraph in its entirety with the following:

“The purpose of this Plan is to provide eligible employees of American Superconductor Corporation (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $.01 par value (the “Common Stock”), commencing on October 1, 2000. Five hundred thousand (500,000) shares of Common Stock in the aggregate have been approved for this purpose. This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, and shall be interpreted consistent therewith.”

2.	Except as aforesaid, the Plan shall remain in full force and effect.

Adopted by the Board of Directors on August 27, 2003.

PROXY	PROXY

AMERICAN SUPERCONDUCTOR CORPORATION

Proxy for the Annual Meeting of Stockholders to be held on October 1, 2003

This Proxy is Solicited on Behalf of the Board of Directors of the Company

The undersigned, revoking all prior proxies, hereby appoint(s) Gregory J. Yurek, Ross S. Gibson and Patrick J. Rondeau, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of American Superconductor Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Company’s principal office, Two Technology Drive, Westborough, Massachusetts 01581, on Wednesday, October 1, 2003, at 9:00 a.m., local time, and at any adjournment thereof (the “Meeting”).

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

(Continued, and to be signed, on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

AMERICAN SUPERCONDUCTOR CORPORATION

October 1, 2003

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

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PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect the seven (7) directors listed below for the ensuing year.		2. To approve an amendment to the Company’s 2000 Employee Stock Purchase Plan, as described in the accompanying Proxy Statement.	FOR AGAINST ABSTAIN ☐ ☐ ☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: o Gregory J. Yurek o Albert J. Baciocco, Jr. o Peter O. Crisp o Richard Drouin o Gérard Menjon o Andrew G.C. Sage, II o John B. Vander Sande	3. To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent auditors for the current fiscal year.	☐ ☐ ☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

Check here if the Securities and Exchange Commission’s “house-holding” rule applies to you and you wish to continue receiving separate proxy materials without participating in the rule. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:      Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.